UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

On January 2, 2019, MyoKardia, Inc. (the “Company”) announced that effective as of December 31, 2018, the initial research term (the “Research Term”) under the Company’s License and Collaboration Agreement, dated August 1, 2014 (the “Collaboration Agreement”), with Aventis Inc., a wholly-owned subsidiary of Sanofi S.A. (“Sanofi”) expired, and the parties elected not to extend the Research Term. In addition, Sanofi provided the Company with notice of termination of the Collaboration Agreement with respect to the HCM-1 program pursuant to Section 12.2(a)(iii) thereof, effective 90 days after January 1, 2019 (the “Effective Date”), resulting in termination of the Collaboration Agreement in its entirety at that time. During the period leading up to the end of the Research Term, it was important for the Company to maintain 100 percent of the U.S. commercial rights for mavacamten as well as not giving additional rights in expanded indications. Sanofi subsequently provided the Company with notification of its decision to conclude the collaboration in conjunction with the end of the Research Term. Sanofi also cited broader portfolio prioritization needs.

The Collaboration Agreement covered three main research programs: HCM-1 (mavacamten and MYK-224) , HCM-2, and DCM-1 (MYK-491). Under the Collaboration Agreement, the Company retained rights to develop and commercialize mavacamten, MYK-224 and HCM-2 in the United States, as well as co-commercialization rights to MYK-491 in the United States, at the Company’s option. The Company granted to Sanofi: (i) worldwide rights to commercialize MYK-491; and (ii) regulatory and commercialization rights outside the United States for the two HCM programs. After the Effective Date, Sanofi will remain eligible to receive royalties associated with any potential HCM-1 products that will range from mid-single to low-double digits in the U.S. There is no royalty obligation to Sanofi for sales outside the U.S. There are no material early termination penalties that will be incurred by the Company.

For purposes of this Form 8-K, the Company refers to Sanofi as the co-party to the Collaboration Agreement.

Item 7.01 Regulation FD Disclosure

On January 2, 2019, the Company issued a press release announcing the termination of the Collaboration Agreement (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

In connection with the termination of the Collaboration Agreement, the Company has updated its cash guidance. The Company anticipates that its current cash, cash equivalents and investments are sufficient to fund operations through the second half of 2020.

Forward-Looking Statements

Statements made by the Company in this Form 8-K may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the Company’s expected cash runway, reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond the Company’s control including, without limitation, risks associated with the development and regulation of the Company’s product candidates, as well as those set forth in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and its other filings with the SEC. Except as required by law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2019	MyoKardia, Inc.

	By:	/s/ Taylor Harris
Taylor Harris
Chief Financial Officer (principal financial officer)